FNX Mining to Begin Trading on American Stock Exchange

Toronto: July 14, 2003 – FNX Mining Company Inc.  (FNX - TSX) is pleased to announce that the American Stock Exchange (AMEX) has approved the listing of its common shares. The Company’s shares will commence trading on AMEX at the market opening on Thursday, July 17th, 2003 under the stock symbol “FNX”.

Terry MacGibbon, President and CEO of FNX Mining Company Inc., noted that “Our listing on AMEX represents another milestone in the development of FNX into a new mid-size nickel, copper, platinum, palladium and gold producer based in Canada’s prolific, hundred year old, Sudbury Basin. We believe that our new AMEX listing is an excellent opportunity to further raise our corporate profile and introduce the FNX Mining story to a wider group of potential new investors in the large US capital market. We anticipate that the US listing will further increase our common share liquidity and look forward to a long and beneficial relationship with AMEX.”

This press release includes certain “Forward-Looking Statements” within the meaning of The United States Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated benefits of a listing on AMEX. All statements, other than statements of historical fact, included herein, including without limitation, statements regarding potential mineralization and reserves, exploration results and future plans and objectives of FNX Mining Company Inc., are forward-looking statements that involve various risks and uncertainties.  There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from FNX Mining Company Inc.’s expectations are disclosed under the heading “Risk Factors” and elsewhere in FNX Mining Company Inc. documents filed from time-to-time with the Toronto Stock Exchange, the United States Securities and Exchange Commission and other regulatory authorities.

For further information, please contact:

Terry MacGibbon, President and CEO

Tel: 416-628-5922, Fax 416-360-0550, Email: tmacgibbon@fnxmining.com

David Constable, Vice President, Investor Relations and Corporate Affairs

Telephone: 416-628-5938, Fax: 416-360-0550, Email: dconstable@fnxmining.com,

FNX Website: www.fnxmining.com

55 University Avenue – Suite 700, Toronto, Ontario, Canada  M5J 2H7,     Tel: 416-628-5929      Fax: 416-360-0550